                                  Exhibit FS-7


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                              PRO FORMA
                                                              ACTUAL         ADJUSTMENTS       PRO FORMA
                                                            ----------       -----------       ----------
ASSETS

CURRENT ASSETS
       Cash and cash equivalents                            $   44,268       $1,700,000(1)    $1,744,268
       Accounts receivable, net of allowances                                                         --
          of $31,697                                           982,974                           982,974
       Inventories, at average cost
            Fuel (coal, oil and gas)                            64,653                            64,653
            Materials and supplies                              53,572                            53,572
       Deferred energy supply costs                             21,198                            21,198
       Prepayments                                              25,575                            25,575
       Deferred income taxes, net                               11,369                            11,369
                                                            ----------       ----------       ----------
                                                             1,203,609        1,700,000        2,903,609
                                                            ----------       ----------       ----------

INVESTMENTS
       Investment in leveraged leases                           53,999                            53,999
       Funds held by trustee                                   125,387                           125,387
       Other investments                                        73,643                            73,643
                                                            ----------       ----------       ----------
                                                               253,029                           253,029
                                                            ----------       ----------       ----------

PROPERTY, PLANT AND EQUIPMENT
       Electric generation                                   1,581,768                         1,581,768
       Electric transmission and distribution                2,746,397                         2,746,397
       Gas transmission and distribution                       281,241                           281,241
       Other electric and gas facilities                       390,702                           390,702
       Telecommunications, thermal systems, and other
            property, plant, and equipment                     263,140                           263,140
                                                            ----------       ----------       ----------
                                                             5,263,248                         5,263,248
       Less: Accumulated depreciation                        2,222,856                         2,222,856
                                                            ----------       ----------       ----------
       Net plant in service                                  3,040,392                         3,040,392
       Construction work-in-progress                           465,905                           465,905
       Leased nuclear fuel, at amortized cost                   25,129                            25,129
       Goodwill, net                                           341,918                           341,918
                                                            ----------       ----------       ----------
                                                             3,873,344                         3,873,344
                                                            ----------       ----------       ----------

DEFERRED CHARGES AND OTHER ASSETS
       Recoverable stranded costs, net                         981,494                           981,494
       Deferred recoverable income taxes                        82,450                            82,450
       Unrecovered purchased power costs                        13,988                            13,988
       Unrecovered New Jersey state excise tax                   7,163                             7,163
       Deferred debt refinancing costs                          20,031                            20,031
       Deferred other postretirement benefit costs              29,356                            29,356
       Prepaid pension costs                                    76,377                            76,377
       Unamortized debt expense                                 25,105                            25,105
       License fees                                             21,612                            21,612
       Other                                                    68,198                            68,198
                                                            ----------       ----------       ----------
                                                             1,325,774                         1,325,774
                                                            ----------       ----------       ----------
TOTAL ASSETS                                                $6,655,756       $1,700,000       $8,355,756
                                                            ==========       ==========       ==========


See accompanying description of pro forma adjustments.

                                  Exhibit FS-7


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                             PRO FORMA
                                                                               ACTUAL        ADJUSTMENTS         PRO FORMA
                                                                            ------------    ------------       ------------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
       Short-term debt                                                      $   738,522                        $   738,522
       Long-term debt due within one year                                       100,751                            100,751
       Variable rate demand bonds                                               158,430                            158,430
       Accounts payable                                                         631,232                            631,232
       Taxes accrued                                                             68,871                             68,871
       Interest accrued                                                          46,699                             46,699
       Dividends payable                                                         27,161                             27,161
       Deferred energy supply costs                                              30,479                             30,479
       Current capital lease obligation                                          15,596                             15,596
       Above-market purchased energy contracts
            and other electric restructuring liabilities                         23,719                             23,719
       Other                                                                     88,217                             88,217
                                                                            ------------    ------------       ------------
                                                                              1,929,677                          1,929,677
                                                                            ------------    ------------       ------------

DEFERRED CREDITS AND OTHER LIABILITIES
       Other postretirement benefits obligation                                  90,747                             90,747
       Deferred income taxes, net                                               807,120                            807,120
       Deferred investment tax credits                                           63,044                             63,044
       Regulatory liability for New Jersey income tax benefit                    49,262                             49,262
       Above-market purchased energy contracts
            and other electric restructuring liabilities                         95,783                             95,783
       Deferred gain on termination of purchased energy contract                 74,968                             74,968
       Long-term capital lease obligation                                        10,491                             10,491
       Other                                                                     61,770                             61,770
                                                                            ------------    ------------       ------------
                                                                              1,253,185                          1,253,185
                                                                            ------------    ------------       ------------

CAPITALIZATION
       Common stock: $0.01 per share par value;
            150,000,000 shares authorized; shares outstanding --
            82,967,179 actual and pro forma                                         831                                831
       Class A common stock: $0.01 per share par value;
            10,000,000 shares authorized; shares outstanding --
            5,742,315 actual and pro forma                                           57                                 57
       Additional paid-in capital -- common stock                             1,030,941                          1,030,941
       Additional paid-in capital -- Class A common stock                        93,738                             93,738
       Retained earnings / (Accumulated deficit )                                60,784                             60,784
       Treasury shares, at cost:
             135,604 shares actual and pro forma                                 (2,786)                            (2,786)
       Unearned compensation                                                     (2,896)                            (2,896)
       Accumulated other comprehensive income                                   (14,183)                           (14,183)
                                                                            ------------    ------------       ------------
            Total common stockholders' equity                                 1,166,486                          1,166,486
       Preferred stock of subsidiaries:
            Not subject to mandatory redemption                                  95,933                             95,933
            Subject to mandatory redemption                                     188,950                            188,950
       Long-term debt                                                         2,021,525       1,700,000 (1)      3,721,525
                                                                            ------------    ------------       ------------
                                                                              3,472,894       1,700,000          5,172,894
                                                                            ------------    ------------       ------------
Commitments and Contingencies                                                         -                                  -
                                                                            ------------    ------------       ------------
TOTAL CAPITALIZATION AND LIABILITIES                                        $ 6,655,756     $ 1,700,000        $ 8,355,756
                                                                            ============    ============       ============


See accompanying description of pro forma adjustments.


                                      -2-